Exhibit 10.19

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (“Amendment”) is made and entered into as of March 21, 2012, by and between Fulcrum Sierra BioFuels, LLC, a Delaware limited liability company, as borrower (“Borrower”) and WM Organic Growth, Inc., a Delaware corporation, as lender (“Lender”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement defined below.

RECITALS

WHEREAS, Borrower and Lender have entered into that certain Credit Agreement, dated as of November 16, 2011 (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”);

WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend the Credit Agreement as provided herein; and

NOW, THEREFORE, in consideration of the covenants made hereunder, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment to Credit Agreement. Section 3.1.19 of the Credit Agreement is hereby amended and restated by replacing such Section in its entirety with the following:

Initial Public Offering. Sponsor shall have successfully launched an initial public offering of its equity securities that raises proceeds of at least $100,000,000.

SECTION 2. All references to the Credit Agreement in the Credit Agreement or in any other Credit Document shall be deemed a reference to the Credit Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Credit Agreement or the other Credit Documents, and the Credit Agreement and the other Credit Documents shall remain in full force and effect.

SECTION 3. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

[Signatures commence on the following page.]

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Amendment No. 1 to Credit Agreement to be duly executed and delivered as of the day and year first above written.

FULCRUM SIERRA BIOFUELS, LLC,
a Delaware limited liability company

By:	/s/ E. James Macias
Name: E. James Macias
Title: President & CEO

WM ORGANIC GROWTH, INC., a Delaware corporation

By:	/s/ Carl V. Rush Jr.
Name: Carl V. Rush Jr.
Title: President